Exhibit 99.1




   Contact:       Daniel Jarvis
                  Ford Credit
                  313-594-2527
                  djarvis1@ford.com

   IMMEDIATE RELEASE

   FORD CREDIT EARNS $839 MILLION IN 2001
   4th Quarter Loss of $297 Million Reported

   DEARBORN, Mich., January 17, 2002 - Ford Motor Credit Company reported earnings of $839 million in 2001. This result included unusual charges (included in Ford Motor Company's previously announced Revitalization Plan), as well as the ongoing impact of SFAS 133 (Accounting for Derivative Instruments and Hedging Activities). The unusual charges included strategic partnering actions in Brazil, government initiatives in Argentina related to currency devaluation and consumer debt, and voluntary employee separation costs in North America. Together, these charges reduced net income by $361 million in 2001.

   Excluding the charges discussed above, full-year earnings were $1.2 billion, $336 million lower than in 2000. After-tax return on average equity was 9.5 percent in 2001, compared with 13.1 percent in 2000. Lower earnings in 2001 were primarily a result of a higher provision for credit losses, offset partially by favorable volumes, margins, and investment and other income. The higher provision for credit losses was in response to significant weakening of economic conditions. The higher investment and other income resulted from gains on the sale of receivables and higher interest income on retained assets related to securitization transactions. Compared with 2000, Ford Credit increased the use of securitization as a cost-effective source of funds and, coupled with a falling interest rate environment, reported higher gains on the sale of receivables.

   In the fourth quarter of 2001, Ford Credit incurred a loss of $297 million. Excluding the unusual charges and the impact of SFAS 133 discussed above, Ford Credit earned $6 million, compared with earnings of $410 million in the same period a year earlier. The reduction was more than accounted for by a higher provision for credit losses.

   "We responded to rapid changes in the economy by increasing our credit loss reserves in the fourth quarter," said Greg Smith, President and COO of Ford Credit. "In 2002, we will focus on improving profitability in our core business and providing support for Ford Motor Company brands and dealers."

   On December 31, 2001, Ford Credit's total owned receivables were $149 billion, compared with $161 billion a year earlier. The reduction reflects higher sale of receivables in securitization transactions. Managed receivables were $208 billion, compared with $190 billion a year earlier. During the fourth quarter of 2001, Ford Credit made no dividend payment to Ford Motor Company. On January 11, 2002, Ford Credit received a capital contribution of $700 million.

   Ford Credit is a wholly owned subsidiary of Ford Motor Company and is the world's largest automotive finance company. Now in its 43rd year, Ford Credit provides vehicle financing in 40 countries to more than 10 million customers and more than 12,500 automotive dealers. More information about Ford Credit can be found at www.fordcredit.com.



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                                                Ford Motor Credit Company and Consolidated Subsidiaries

                                                                   OPERATING HIGHLIGHTS
                                                                   --------------------

Income                                                                 4th Quarter                          Full Year
                                                                 ---------------------------     ------------------------------
 Net Income (in Millions)                                             2001           2000              2001            2000
                                                                 -------------   -----------     ----------------  ------------

    Total Net Income                                                $   (297)      $   410              $   839        $   1,536
        Exclude Unusual Charges & SFAS 133
          SFAS 133                                                  $    (99)      $     -              $  (157)       $       -
          Revitalization Plan                                           (204)            -                 (204)               -
                                                                 -------------   -----------     ----------------  ---------------
            Total Unusual Charges & SFAS 133                        $   (303)      $     -              $  (361)       $       -
                                                                 -------------   -----------     ---------------   ---------------
    Operating Net Income                                            $      6       $   410              $ 1,200        $   1,536
                                                                 =============   ===========     ===============   ===============

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet                                                                                              Year-End
                                                                                                 ---------------------------------
Assets (in Billions)                                                                                  2001              2000
                                                                                                 ---------------   ---------------
    Net Finance Receivables                                                                            $  109.7          $  122.7
    Net Investment in Operating Leases                                                                     39.3              38.5
                                                                                                 ---------------   ---------------
         Total Net Finance Receivables (Owned Receivables)                                             $  149.0          $  161.2
    Other Assets                                                                                           24.1              13.1
                                                                                                 ---------------   ---------------
         Total Assets                                                                                  $  173.1          $  174.3
                                                                                                 ===============   ===============
Liabilities and Stockholder's Equity (in Billions)
    Liabilities
    Debt - Short -Term                                                                                  $  22.7           $  50.1
    Debt - Long  -Term                                                                                    123.6              96.2
                                                                                                  ---------------   ---------------
    Total Debt                                                                                          $ 146.3           $ 146.3
    Other Liabilities                                                                                      14.8              15.8
                                                                                                  ---------------   ---------------
       Total Liabilities                                                                                $ 161.1           $ 162.1

    Minority Interests in Net Assets of Subsidiaries                                                        0.0               0.0
    Stockholder's Equity                                                                                   12.0              12.2
                                                                                                 ---------------   ---------------
    Total Liabilities and Stockholder's Equity                                                         $  173.1          $  174.3
                                                                                                 ===============   ===============

Memo:  Shareholder Equity Excluding SFAS 133 (in Billions)   a/                                        $   12.5          $   12.2
 Managed Receivables (in Billions)                                                                        207.8             189.6

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


Operating & Financial Metrics                                             4th Quarter                      Full Year
                                                                 ------------------------------  ------------------------------
                                                                 ------------------------------  ------------------------------
Market Share                                                         2001           2000              2001              2000
                                                                 -------------   -----------     ---------------   -------------
                                                                 -------------   -----------     ---------------   -------------
    Ford & Lincoln/Mercury Retail & Lease
                                                     United States       68.6 %        47.9 %              54.3 %          50.9 %
                                                     Europe              42.8          33.6                36.8            32.1


    Ford & Lincoln/Mercury Wholesale                 United States       84.1 %        80.0 %              84.3 %          83.5 %
                                                     Europe              98.0          98.3                97.3            97.4


Contract Volume - New and Used Retail/Lease (in Thousands)
    United States                                                       1,054           743               3,819           3,525
    Europe                                                                247           177                 988             795
    Other International                                                   176           177                 738             686
                                                                -------------   -----------      --------------   -------------
        Total Contract Volume                                           1,477         1,097               5,545           5,005
                                                                =============   ===========      ==============   =============


Financial Metrics (Excluding Unusual Charges & SFAS 133)
    Return on Equity                                                                                        9.5  %
    Financial Statement Leverage                                                                           11.3  a/ b/
    Managed Leverage                                                                                       14.8  a/ b/

    _ _ _ _ _

a/ Including a capital contribution of $700 million made on January 11, 2002, the financial statement equity excluding SFAS 133 would be $13.2 billion with leverage of 10.7:1 and managed leverage of 14.0:1.

b/  Excludes $1.9 billion of overborrowing portfolio


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